UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2024

REV Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37999	26-3013415
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 South Executive Drive, Suite 100

Brookfield, WI 53005

(Address of Principal Executive Offices)

(414) 290-0190

(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, if Changed Since Last Report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($0.001 Par Value)	REVG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the previously announced registered underwritten public offering (the “Offering”) by certain Selling Shareholders (as defined below), each of Paul Bamatter, Dino Cusumano, Joel Rotroff and Randall Swift tendered his resignation from the Board of Directors of REV Group, Inc. (the “Company”), effective as of March 15, 2024. These resignations were not the result of any disagreement with the Company.

Under the Amended and Restated Shareholders Agreement, dated as of February 1, 2017 (as amended), American Industrial Partners Capital Fund IV, LP, American Industrial Partners Capital Fund IV (Parallel), LP and AIP/CHC Holdings, LLC and affiliates of the foregoing (collectively, the “AIP Parties”) no longer had the right to nominate any directors to the board of directors of the Company when the AIP Parties no longer beneficially owned in the aggregate at least 15% of the outstanding Company shares, which occurred upon the closing of the Offering.

Mr. Bamatter served as Chairman of the Board of Directors, on the Compensation Committee and on the Nominating and Corporate Governance Committee as its chairman; Mr. Cusumano served on the Compensation Committee as its chairman; and Mr. Rotroff served on the Nominating and Corporate Governance Committee.

Item 8.01 Other Events

On March 15, 2024, the Company closed the Offering by certain Selling Shareholders (as defined below) of the Company of 7,395,191 shares of the Company’s common stock, at a public offering price of $18.00 per share, pursuant to an underwriting agreement, dated March 13, 2024, by and among the Company, the Selling Shareholders named in Schedule I thereto (the “Selling Shareholders”) and Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule II thereto (the “Underwriters”) (the “Underwriting Agreement”).

A copy of the Underwriting Agreement is filed with this Current Report on Form 8-K as Exhibit 1.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
1.1	Underwriting Agreement dated March 13, 2024 by and among the Company, the Selling Shareholders named therein, Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC
104*	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

REV Group, Inc.

Date: March 15, 2024	By:	/s/ Mark Skonieczny
Name: Mark A. Skonieczny
Title: President, Chief Executive Officer and Interim Chief Financial Officer (Principal Executive and Financial Officer)